FORM N-SAR
Exhibits 77Q1(e)

THE MAINSTAY FUNDS
811-04550
For Period Ended 04/30/2013

The following documents were previously filed with Post-Effective Amendment no. 120 to the Registrant’s registration statement filed on June 17, 2013, accession number 0001144204-13-035084

 Investment Advisory Contracts

1.	Amendment to the Amended and Restated Management Agreement dated February 28, 2013
2.	Amendment to the Amended and Restated Subadvisory Agreement with MacKay dated February 28, 2013
3.	Subadvisory Agreement with Epoch dated March 27, 2013

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